  Exhibit 99.1

NEW AGE BEVERAGES CORPORATION ANNOUNCES
THE APPOINTMENT OF AMY KUZDOWICZ
 TO ITS BOARD OF DIRECTORS

DENVER, COLORADO, February 25, 2019 – NEW AGE BEVERAGES CORPORATION (NASDAQ: NBEV), the Colorado and Utah-based organic and natural beverage company intending to become the world’s leading healthy beverage and lifestyles company, today announced the appointment of Amy Kuzdowicz to its Board of Directors.

Ms. Kuzdowicz is currently the Senior Vice President and Chief Accounting Officer of Jack Entertainment LLC. She was previously CFO for Rock Ohio Caesars, Vice President of Finance and Corporate Controller for Panera, Vice President of Americas Business Services for Reuters, and Director of Finance for Herman Miller. Ms. Kuzdowicz began her career at Arthur Andersen and worked both in the US and internationally, where she specialized in the gaming industry and emerging markets. She spent more than 14 years at $1 billion+ public companies where she led transformations in financial operations involving acquisitions, joint ventures, and high growth in global companies. Ms. Kuzdowicz holds a B.S. in Accounting from Colorado State University and is a CPA in Ohio.

Ms. Kuzdowicz mentioned, “I am very excited to be a part of such a purpose driven company like New Age. Their goal of inspiring and educating consumers to ‘Live Healthy’ really resonates with me, and I see the New Age business as highly disruptive and ripe with potential. I look forward to working with an accomplished Board and management team, and contributing to the success of the firm.”

New Age has grown over 15,000% since its inception in mid-2016, is the fastest growing beverage company in the world, and now one of the top 40 non-alcoholic beverage companies in the world. The company’s most recent acquisition completed in December 2018 helped the firm reach nearly $300 million in proforma annualized revenues, and provided the company with a distribution platform and infrastructure in 60 countries around the world.

Brent Willis, Chief Executive Officer for New Age commented, “The addition of Amy to the Board of New Age, really strengthens it and rounds out the collective experience and skill set with depth of financial expertise. We expect that she will be a great Head of our Audit Committee, and help further drive financial discipline and lead our financial controls to the next level. We are confident she will bring tremendous leadership and different perspectives to an already outstanding Board of Directors.”

About New Age Beverages Corporation (NASDAQ: NBEV)
New Age Beverages Corporation is a Colorado and Utah-based healthy beverage company dedicated to inspiring, educating consumers to live healthy. The Company is the only one-stop-shop of healthy beverages and includes the brands Tahitian Noni, TeMana, Búcha Live Kombucha, XingTea, Coco-Libre, Marley, and others. New Age competes in the growth segments of the >$1 trillion-dollar non-alcoholic beverage industry and has become one of the 40 largest non-alcoholic beverage companies, one of the largest healthy beverage companies, and the fastest growing in the world over the past three years. The Company’s brands are sold across all 50 states within the US and in more than 60 countries internationally across all channels via a hybrid of direct-to-consumer and traditional distribution and route-to-market systems.

The Company operates the websites www.newagebev.com, www.morinda.com, www.newagehealth.com, www.mybucha.com, www.xingtea.com, www.drinkmarley.com, and  www.cocolibre.com.

New Age has exclusively partnered with the world's 5th largest water charity, WATERisLIFE, to end the world water crisis with the most innovative technologies available. Donate at WATERisLIFE.com to help us #EnditToday.

Safe Harbor Disclosure
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are any statement reflecting management's current expectations regarding future results of operations, economic performance, financial condition and achievements of the Company including statements regarding New Age Beverage’s expectation to see continued growth. The forward-looking statements are based on the assumption that operating performance and results will continue in line with historical results. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate. Forward-looking statements, specifically those concerning future performance are subject to certain risks and uncertainties, and actual results may differ materially. New Age Beverages competes in a rapidly growing and transforming industry, and other factors disclosed in the Company's filings with the Securities and Exchange Commission might affect the Company’s operations. Unless required by applicable law, NBEV undertakes no obligation to update or revise any forward-looking statements.

For investor inquiries about New Age Beverages Corporation please contact:

Cody Slach, Liolios Group, Inc.
Investor Relations Counsel
Tel 949-574-3860
NBEV@Liolios.com

New Age Beverages Corporation
Gregory A. Gould
303-289-8655
Ggould@NewAgeBev.com